UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 26, 2010

El Paso Electric Company

(Exact name of registrant as specified in its charter)

Texas	0-296	74-0607870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas	79901
(Address of principal executive offices)	(Zip Code)

(915) 543-5711

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

El Paso Electric Company (the “Company”) held its annual meeting of shareholders on May 26, 2010. As of the record date on March 29, 2010, the total number of shares of common stock outstanding and entitled to vote at the annual meeting was 43,772,481, of which 42,032,347 shares were represented at the meeting in person or by proxy. The purpose of the annual meeting was to give shareholders the opportunity to vote on two matters: (i) the election of Class I directors; and (ii) the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

At the meeting, the shareholders elected the Class I directors and ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm.

Election of Class I Directors

The following Class I directors were elected to hold office for a three-year term expiring at the Company’s annual meeting of shareholders to be held in 2013:

Director	Votes For	Votes Withheld	Broker Non-Votes
John Robert Brown	40,685,556	275,742	1,071,049
James W. Cicconi	39,625,192	1,336,106	1,071,049
Patricia Holland-Branch	40,112,714	848,584	1,071,049
Thomas K. Shockley	40,660,208	301,090	1,071,049

In addition to the Class I directors listed above, the following individuals continued as directors following the meeting: Catherine A. Allen, Kenneth R. Heitz, Michael K. Parks, Eric B. Siegel, James W. Harris, David W. Stevens, Stephen N. Wertheimer and Charles A. Yamarone.

Appointment of Independent Registered Public Accounting Firm

At the annual meeting, the shareholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010 by the following vote:

Description	Number of Votes
FOR	41,332,653
AGAINST	688,244
ABSTAIN	11,450

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Paso Electric Company

Dated: May 27, 2010

	By:	/s/ Guillermo Silva, Jr.
	Name:	Guillermo Silva, Jr.
	Title:	Corporate Secretary

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